Exhibit 99.1

International Stem Cell Corporation Announces 2013 Fourth Quarter and Year-end Results

CARLSBAD, CA - (Marketwired) – March 18, 2014, International Stem Cell Corporation (OTCQB: ISCO) (www.internationalstemcell.com) (“ISCO” or “the Company”), a California-based biotechnology company developing novel stem cell-based therapies and biomedical products, today provided a business update and announced fourth quarter and year-end financial results for the year ended December 31, 2013.

Parkinson’s disease program highlights:

The company continues to execute on its plan to develop human parthenogenetic neural stem cells (hPNSC) as a clinical product candidate for the treatment of Parkinson’s disease (PD). To this end the Company has:

•	Published its breakthrough method of manufacturing hPNSC in Scientific Reports, a primary research publication from the publishers of Nature.

•	Reported positive results demonstrating the safety and efficacy of hPNSC in both rodent and non-human primate models of PD, presenting the results at the American Academy of Neurology 65th Annual Meeting in San Diego, CA, the American Society of Gene and Cell Therapy meeting in Salt Lake City, UT and the American Neurological Association 2013 Annual Meeting in New Orleans, LA.

•	Began the IND-enabling non-human primate pharmacology and toxicology GLP study under the supervision of Yale School of Medicine Professor, D. Eugene Redmond Jr. MD.

•	Engaged Duke University to conduct the Phase I clinical trial of the hPNSC for the treatment of PD. Prof. Mark Stacy, M.D., Vice Dean for Clinical Research, Neurology at Duke University School of Medicine, will be the principal investigator.

Most recently in February 2014 the Company held a pre-IND meeting with the FDA and subsequently announced that it will be working to complete the FDA required pharmacology and safety studies by the end of 2014, and file the IND shortly thereafter. In 2014 ISCO will also be working toward bringing forward additional indications for hPNSC.

Liver program highlights

•	Demonstrated that the hepatocyte-like cells derived from ISCO’s parthenogenetic stem cell platform engraft in the liver of Gunn rats, a well known model of Crigler-Najjar Syndrome, a rare inherited disorder of the liver, and behave in a similar manner to primary human hepatocytes.

•	The results of this study were presented at the American Association for the Study of Liver Disease at the 64th Annual Liver Meeting in Washington, D.C. and were awarded the Presidential Poster of Distinction.

Other R&D activities

•	Announced a significant advancement in human induced pluripotent stem cells (iPS) derivation using a novel protein-based reprogramming method at the American Society of Gene and Cell Therapy meeting in Salt Lake City, UT.

FY 2013 Financial highlights:

•	$6.15 million in revenue for the year ended December 31, 2013, an increase of 35% compared to 2012. Lifeline Skin Care sales up 47% and Lifeline Cell Technology sales up 24%. Gross margin improved to 73% in 2013 from 72% in 2012.

•	Subsidiaries generated operating income in 2013 of $0.65 million (cosmeceutical $0.29 million, biomedical $0.36 million), compared to operating loss in 2012.

•	Average net cash used in operating activities of $0.47 million per month for the twelve months ending December 31, 2013. The company ended 2013 with cash of $2.24 million.

•	Net cash provided by financing activities was $8.12 million for the year ended December 31, 2013, compared to $6.79 million in 2012.

“In 2013 ISCO made important progress in Research and Development, primarily in the Parkinson’s disease program, achieving a number of milestones that move us closer to the clinic. In 2014 we will be endeavoring to complete our IND-enabling studies in order to file our first IND for our new experimental treatment of PD”, stated Dr. Andrey Semechkin, ISCO’s CEO and Co-chairman. “At the same time we continue to execute on our business plan, growing revenues in our commercial subsidiaries while maintaining costs,” Dr. Semechkin concluded.

ISCO to host conference call and webcast:

Date: Wednesday, March 19, 2014

Time: 11:00 a.m. ET

Toll-free (US only): 1-877-941-1427

International: 1-480-629-9664

Conference ID: 4673819

Webcast: http://public.viavid.com/index.php?id=108263

Please dial in at least 10 minutes before the call to ensure timely participation.

A playback of the call will be available from 03/19/14 at 2:00 pm Eastern Time to 04/02/14 at 11:59 pm Eastern Time.

Teleconference Replay Details:

Dial in: 1-858-384-5517

Conference ID: 4673819

About International Stem Cell Corporation

International Stem Cell Corporation is focused on the therapeutic applications of human parthenogenetic stem cells (hpSCs) and the development and commercialization of cell-based research and cosmetic products. ISCO’s core technology, parthenogenesis, results in the creation of pluripotent human stem cells from unfertilized oocytes (eggs). hpSCs avoid ethical issues associated with the use or destruction of viable human embryos. ISCO scientists have created the first parthenogenetic, homozygous stem cell line that can be a source of therapeutic cells for hundreds of millions of individuals of differing genders, ages and racial background with minimal immune rejection after transplantation. hpSCs offer the potential to create the first true stem cell bank, UniStemCell™. ISCO also produces and markets specialized cells and growth media for therapeutic research worldwide through its subsidiary Lifeline Cell Technology (www.lifelinecelltech.com), and stem cell-based skin care products through its subsidiary Lifeline Skin Care (www.lifelineskincare.com). More information is available at www.internationalstemcell.com.

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Safe harbor statement

Statements pertaining to anticipated developments, expected pre-clinical studies and results, progress of research and development, potential sales growth, and other opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, regulatory approvals, need and ability to obtain future capital, application of capital resources among competing uses, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company’s business, particularly those mentioned in the cautionary statements found in the company’s Securities and Exchange Commission filings. The company disclaims any intent or obligation to update forward-looking statements.

International Stem Cell Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except share data)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$2,243	$654
Accounts receivable, net of allowance for doubtful accounts of $19 and $4 at December 31, 2013 and 2012, respectively	306	273
Inventory, net	1,369	1,199
Prepaid expenses and other current assets	658	456
Restricted cash	50	—

Total current assets	4,626	2,582
Property and equipment, net	830	1,134
Intangible assets, net	2,250	1,634
Deposits and other assets	33	20

Total assets	$7,739	$5,370

Liabilities, Redeemable Preferred Stock and Stockholders’ Equity (Deficit)
Accounts payable	$532	$969
Accrued liabilities	1,290	730
Deferred revenue	3	233
Related party payable	21	5
Advances	250	250
Fair value of warrant liability	4,925	—

Total current liabilities	7,021	2,187

Convertible Redeemable Series G Preferred stock, $0.001 par value, 5,000,000 shares authorized, issued and outstanding at December 31, 2013 and 2012, with liquidation preference of $5,000 at December 31, 2013 and 2012	4,941	4,941
Commitments and contingencies
Stockholders’ Equity (Deficit)
Series D Preferred stock, $0.001 par value, 50 shares authorized, 43 issued and outstanding at December 31, 2013 and 2012, with liquidation preference of $4,320 at December 31, 2013 and 2012	—	—
Series B Preferred stock, $0.001 par value, 5,000,000 shares authorized, 300,000 issued and outstanding at December 31, 2013 and 2012, liquidation preferences of $403 and $385 at December 31, 2013 and 2012, respectively	—	—
Series C Preferred stock, $0.001 par value, 0 and 3,000,000 shares authorized, 0 and 2,000,000 issued and outstanding at December 31, 2013 and 2012, respectively, with liquidation preferences of $0 and $2,507 at December 31, 2013 and 2012, respectively	—	2
Common stock, $0.001 par value, 300,000,000 shares authorized, 151,175,053 and 87,388,815 issued and outstanding at December 31, 2013 and 2012, respectively	151	87
Additional paid-in capital	77,897	69,945
Accumulated deficit	(82,271)	(71,792)

Total stockholders’ deficit	(4,223)	(1,758)

Total liabilities, redeemable preferred stock and stockholders’ equity (deficit)	$7,739	$5,370

International Stem Cell Corporation and Subsidiaries

Consolidated Statements of Operations

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012
Revenues
Product sales	$6,147	$4,567

Total revenue	6,147	4,567

Expenses
Cost of sales	1,643	1,272
Research and development	3,560	3,599
Selling and marketing	2,457	2,065
General and administrative	6,033	7,446

Total expenses	13,693	14,382

Loss from operating activities	(7,546)	(9,815)

Other income (expense)
Fair value of warrant liability in excess of proceeds	(1,390)	—
Financing transaction costs	(738)	—
Change in fair value of warrant liability	(754)	38
Miscellaneous expense	(74)	(61)
Interest expense	(3)	(2)
Sublease income	26	7

Total other (expense), net	(2,933)	(18)

Loss before income taxes	(10,479)	(9,833)
Provision for income taxes	—	—

Net loss	$(10,479)	$(9,833)

Deemed dividend on preferred stock	$—	$(1,375)
Dividends on preferred stock	$—	$(129)

Net loss attributable to common stockholders	$(10,479)	$(11,337)

Net loss per common share-basic and diluted	$(0.09)	$(0.13)

Weighted average shares-basic and diluted	123,088	85,936

Contacts:

International Stem Cell Corporation

Dr. Simon Craw, Executive Vice President of Business Development

Phone: 760-940-6383

Email: ir@intlstemcell.com